Exhibit 99.1

CipherLoc Corporation Announces Today That A Patent Has Been Allowed For Its CipherLoc Polymorphic Cipher Engine –

Henderson, Nevada

September 17, 2015

CipherLoc Corporation (OTCQB:CLOK), announces today that it has received official notification from the U.S. Patent Office that a Notice Of Allowance has been issued with regards to the CipherLoc Polymorphic Cipher Engine patent application filed in 2014. After careful review by U.S. Patent Office Examiners the application is being allowed for issuance as a patent and that any further prosecution on the merits is closed. According to CipherLoc CEO Michael DeLaGarza, “this is a significant milestone in our corporate history and validation that our technology is not only unique, but, is what we have claimed it to be”. For further information please go to www.CipherLoc.net or contact Mr. DeLaGarza at mdlg@cipherloc.net.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

CONTACT: CipherLoc Corporation 1291 Galleria Drive Suite 200 Henderson, NV 89014

702-818-9011